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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): April 16, 2001


                             RURAL/METRO CORPORATION
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)

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
         0-22056                                          86-0746929
(Commission File Number)                       (IRS Employer Identification No.)
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                          8401 East Indian School Road
                               Scottsdale, Arizona
                                      85251

                    (Address of Principal Executive Offices)
                                   (Zip Code)


                                 (480) 994-3886
              (Registrant's telephone number, including area code)
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ITEM 5.        OTHER EVENTS.

         The Company issued a press release announcing a new waiver of covenant compliance under its $150 million revolving credit facility through August 1, 2001 as set forth in its press release dated April 16, 2001. Previous extensions were announced on March 15, 2000, April 14, 2000, July 17, 2000, October 18, 2000 and February 1, 2001.


ITEM 9.        REGULATION FD DISCLOSURE.

          Southwest Ambulance - Las Vegas, Inc. ("SALV"), a former affiliate of the Company, recently commenced providing 911 services in Clark County, Nevada. The Company owned a minority interest in SALV through its wholly-owned subsidiary, Rural/Metro of Nevada, Inc., a Delaware corporation ("Rural/Metro Nevada"). As of February 26, 2001, the Company transferred all of its right, title and interest in Rural/Metro Nevada to SWA, LLC, a Nevada limited liability company ("SWA"). Through this transaction, SWA acquired Rural/Metro Nevada's minority interest in SALV.

          The Company desires to inform its stockholders that it no longer holds an interest in either Rural/Metro Nevada or SALV.


ITEM 7C.       EXHIBITS

               10.61 Fifth Amendment to the Provisional Waiver and Standstill Agreement dated as of April 23, 2001

               99.6     Press Release dated April 16, 2001


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          RURAL/METRO CORPORATION


Date:  April 25, 2001                     By: /s/  John S. Banas III
                                              ---------------------------------
                                                   John S. Banas III
                                                   Senior Vice President
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                           CURRENT REPORT ON FORM 8-K

                                  EXHIBIT INDEX





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
         Exhibit No.                           Exhibit
         -----------                           -------
            10.61 Fifth Amendment to the Provisional Waiver and Standstill Agreement dated as of April 23, 2001

            99.6               Press Release dated April 16, 2001
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